Exhibit 10-A


                          LINGMAN ASSET PURCHASE AGREEMENT


THIS AGREEMENT is made as of the 31st day of December 2003.

BETWEEN:		BOARDWALK CREATION LTD.
			4 Princess Street
			Orangeville, Ontario L9W 3V5
								("Vendor")

AND:			OSPREY GOLD CORP.
			35 Commerce Road
			Orangeville, Ontario L9W 3X5

								("Purchaser")

WHEREAS, the Vendor is the owner of assets at its Lingman Lake mine site and is desirous of selling and the Purchaser is desirous of acquiring these assets consisting of the following:

a)	250,000 gallons of Artic Purple Diesel Fuel and Storage
Tank Farm with an assigned value of $2,400,000.00 US and;

b)	Excavated ore, with proven gold reserves of 2000 troy
ounces with an assigned value of $800,000.00 US and;

c)	A 300 ton per day ball mill, diesel generators and all
controls with an assigned value of $2,800,000.00 US.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto ("Parties") agree as follows:

1.	The Purchaser agrees to purchase the above listed assets
for an aggregate total of $6,000,000 to be paid by way of 8,000,000 shares of Osprey Gold Corp. common stock and a Net Smelter Return of 3% of all gold produced from the Lingman Lake Property. (1% of this 3% NSR belongs to
Lucien Cool and is the subject of an agreement dated May
27th, 2003 between Lucien Cool and Boardwalk Creation Ltd.)

2.	The Purchaser acknowledges that the purchase of the Assets
is at his or her own risk and herby agrees to make no claims against the Vendor based on alleged representations, warranties, or collateral agreements, especially with respect to the fitness of the Assets as listed above.



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3.	The Purchaser will indemnify and save harmless the Vendor
from any GST, penalty, interest or other amounts which may be payable by or be assessed against the Vendor under the ETA as a result of or in connection with the Vendor's failure to collect and remit any GST applicable on the sale and conveyance of the Assets to the Purchaser by the Vendor.

4.	The Purchaser has applied for and is waiting for a GST
number assignment.


DATED at Orangeville, this 31st day of December, 2003



BOARDWALK CREATION LTD.			OSPREY GOLD CORP.




Per: /s/ Betty North                     Per: /s/ Douglas Budden
--------------------                     -----------------------
Betty North, President                   Douglas Budden, Vice-President








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